EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 22, 2011, relating to the financial statements and financial highlights which appear in the October 31, 2011 Annual Report to Shareholders of The Large-Cap Value Equity Portfolio, The Select 20 Portfolio, The Large-Cap Growth Equity Portfolio, The Focus Smid-Cap Growth Equity Portfolio, The Real Estate Investment Trust Portfolio II, The Core Focus Fixed Income Portfolio, The High-Yield Bond Portfolio, The Core Plus Fixed Income Portfolio, The International Equity Portfolio, The Labor Select International Equity Portfolio, The Emerging Markets Portfolio, The Emerging Markets Portfolio II, The Global Real Estate Securities Portfolio, The Global Fixed Income Portfolio and The Real Estate Investment Trust Portfolio (constituting Delaware Pooled Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights,” "Financial Statements," and "Independent registered public accounting firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 24, 2012